HEALTHCARE ACQUISITION CORP.
                    2116 FINANCIAL CENTER, 666 WALNUT STREET
                                DES MOINES, IOWA


August 2, 2007

To:  Millennium Management, LLC (referred to herein as "MILLENNIUM").


         Reference is made to those certain warrants to purchase up to 6,900,000 shares of common stock of Healthcare Acquisition Corp. (the "COMPANY"), par value $0.0001 per share, (the "COMMON STOCK") issued to public investors in connection with the Company's initial public offering (the "PUBLIC WARRANTS").

         Notwithstanding anything to the contrary contained in the Public Warrants and any other warrant to purchase Common Stock of the Company held by Millennium or any investment fund of Millennium, including, without limitation, Riverview Group, LLC and Millenco, LLC, (any such warrants together with the Public Warrants, the "WARRANTS") and the holder of any Warrants referred to herein as the "HOLDER"), the Company and the Millennium hereby agree as follows:

         1. BENEFICIAL OWNERSHIP. The Company shall not effect any exercise of any Warrant, and the Holder shall have no right to exercise any portion of any Warrant, to the extent that after giving effect to such exercise, the Holder (together with the Holder's affiliates) would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the "EXERCISE LIMITATION"). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of the Warrants(s) then being exercised, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonconverted portion of any Warrants beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes hereof, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes hereof, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Form 10-K, Form 10-Q or Form 8-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company (which shall be provided upon request) setting forth the number of shares of Common Stock outstanding. For any reason, and at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including any Note, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. As used herein, "BUSINESS DAY" means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

         2. TERMINATION. By written notice to the Company, the Holder may increase or decrease the Exercise Limitation to any other percentage not in excess of 9.99% specified in such notice; PROVIDED, that (i) any increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of Warrants. The Company may not terminate this letter agreement except with the written consent of the Millennium.

         4. GOVERNING LAW. This letter agreement shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York, without regard to the conflict of laws provisions thereof.

         5. EXECUTION IN COUNTERPARTS. This letter agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Sincerely,

HEALTHCARE ACQUISITION CORP.

By: /s/ Matthew Kinley
    ------------------------------
Name:  Matthew Kinley
Title: President

Agreed and accepted as of August 3, 2007:


MILLENNIUM MANAGEMENT, LLC

By:  /s/ Terry Feeney
    ------------------------------
Name:  Terry Feeney
Title: Co-President

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed by its officers thereto duly authorized on the date first above written.

                         MPM BIOVENTURES III, L.P.
                         By:  MPM BioVentures III GP, L.P., its General Partner
                         By:  MPM BioVentures III LLC, its General Partner


                         By:  /s/ Ansbert Gadicke
                              --------------------------------------------------
                              Name:  Ansbert Gadicke
                              Title: Series A Member



                         MPM BIOVENTURES III-QP, L.P.
                         By:  MPM BioVentures III GP, L.P., its General Partner
                         By:  MPM BioVentures III LLC, its General Partner


                         By:  /s/ Ansbert Gadicke
                              --------------------------------------------------
                              Name:  Ansbert Gadicke
                              Title: Series A Member



                         MPM BIOVENTURES III PARALLEL FUND, L.P.
                         By:  MPM BioVentures III GP, L.P., its General Partner
                         By:  MPM BioVentures III LLC, its General Partner


                         By:  /s/ Ansbert Gadicke
                              --------------------------------------------------
                              Name:  Ansbert Gadicke
                              Title: Series A Member

                         MPM BIOVENTURES III GMBH & CO. BETEILIGUNGS KG
                         By: MPM BioVentures III GP, L.P., in its capacity as the Managing Limited Partner
                         By:  MPM BioVentures III LLC, its General Partner


                         By:  /s/ Ansbert Gadicke
                              --------------------------------------------------
                              Name:  Ansbert Gadicke
                              Title: Series A Member

                         MPM ASSET MANAGEMENT INVESTORS
                         2004 BVIII LLC


                         By:  /s/ Ansbert Gadicke
                              --------------------------------------------------
                              Name:  Ansbert Gadicke
                              Title: Manager

                         HEALTHCARE VENTURES VII, L.P.
                         By:  HealthCare Partners VII, L.P.


                         By:  /s/ Jeffrey Steinberg
                              --------------------------------------------------
                              Name:  Administrative Partner of HealthCare
                                     Partners VII, L.P.
                              Title: The General Partner of HealthCare Ventures
                                     VII, L.P.

                         BEAR STEARNS HEALTH INNOVENTURES, L.P.
                         By:  Bear Stearns Health Innoventures
                              Management, LLC, its General Partner


                         By:  /s/ Stefan Ryser
                              --------------------------------------------------
                              Name:  Stefan Ryser
                              Title: Managing Partner

                         BEAR STEARNS HEALTH INNOVENTURES OFFSHORE, L.P.
                         By:  Bear Stearns Health Innoventures
                              Management, LLC, its General Partner


                         By:  /s/ Stefan Ryser
                              --------------------------------------------------
                              Name:  Stefan Ryser
                              Title: Managing Partner

                         BSHI MEMBERS, L.L.C.
                         By:  Bear Stearns Asset Management Inc., its Manager


                         By:  /s/ Stefan Ryser
                              --------------------------------------------------
                              Name:  Stefan Ryser
                              Title: Authorized Signatory

                         BEAR STEARNS HEALTH INNOVENTURES EMPLOYEE FUND, L.P.
                         By:  Bear Stearns Health Innoventures
                              Management, LLC, its General Partner


                         By:  /s/ Stefan Ryser
                              --------------------------------------------------
                              Name:  Stefan Ryser
                              Title: Managing Partner

                         BX, L.P.
                         By:  Bear Stearns Health Innoventures
                              Management, LLC, its General Partner


                         By:  /s/ Stefan Ryser
                              --------------------------------------------------
                              Name:  Stefan Ryser
                              Title: Managing Partner